As filed with the Securities and Exchange Commission on May 15, 2001.
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            SEROLOGICALS CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

           Delaware                                         58-2142225
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                               Number)

                               5655 Spalding Drive
                             Norcross, Georgia 30092
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                              --------------------

                            SEROLOGICALS CORPORATION
                              STOCK INCENTIVE PLAN
                           (FULL TITLES OF THE PLANS)

                              --------------------

                                Jeffrey D. Linton
                 Vice President, Corporate Business Development,
                            Legal and Public Affairs
                            Serologicals Corporation
                               5655 Spalding Drive
                             Norcross, Georgia 30092
                                 (678) 728-2000
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   (INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                            David S. Rosenthal, Esq.
                      Swidler Berlin Shereff Friedman, LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 973-0111
                         CALCULATION OF REGISTRATION FEE

                                                                             Proposed            Proposed
           Title of                                                           Maximum             Maximum
          Securities                                     Amount            Offering Price        Aggregate            Amount of
       to be Registered                            to be Registered(1)      Per Share(2)     Offering Price(2)   Registration Fee(2)
-------------------------------                  ----------------------    --------------    -----------------   -------------------
Common Stock,                                     2,184,673 shares(3)         $  20.82         $  45,484,892        $  11,371.22
par value $0.01
per share                                                                                                           ============
Shares previously registered                              896,588(4)                --                    --                  --
                                                                                                                    ============
TOTAL                                                                                                               $  11,371.22
                                                                                                                    ============

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high and low sale prices of the Registrant's Common Stock as included on The NASDAQ National Market on May 14, 2001.

(3) Includes (i) 300,000 previously registered shares subject to options that have been granted but may be forfeited or terminated unexercised under the Serologicals Corporation Second Amended and Restated 1994 Omnibus Incentive Plan, As Amended (the "Omnibus Plan") and the Serologicals Corporation Amended and Restated 1995 Non-Employee Directors' Stock Option Plan, As Amended (the "Directors' Plan") and thereby become available for grant under the Serologicals Corporation Stock Incentive Plan and (ii) 384,673 previously registered shares that were authorized but not issued under the Directors' Plan.

(4) Represents shares that were authorized but not issued under the Omnibus Plan. Filing fees have been previously paid in connection with the registration of such shares on Registration Statement No. 333-59041 (filed by Registrant on July 14, 1998).

                                    PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents, which have been filed by Serologicals Corporation, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the period ended December 31, 2000.

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended April 1, 2001.

         (c) The description of the Registrant's Common Stock, par value $0.01 per share, which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the time of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Amended and Restated Certificate of Incorporation of the Registrant. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal


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

action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. The DGCL provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         The Amended and Restated Certificate of Incorporation of the Registrant, as amended (the "Certificate"), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, the Certificate provides that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against any and all expense, liability and loss (including settlement) reasonably incurred or suffered by such person in connection with such service. The Certificate further provides that, to the extent permitted by law, expenses so incurred by any such person in defending any such proceeding shall, at his request, be paid by the Registrant in advance of the final disposition of such action or proceeding.

         The Certificate provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any law, provision of By-laws or otherwise.

         Pursuant to indemnification agreements with certain of its executive officers and directors the Registrant has agreed to indemnify such persons (including their respective heirs, executors and administrators) to the fullest extent permitted by the DGCL against all expenses and liabilities reasonably incurred in connection with or arising out of any action, suit or proceeding in which such executive officer or director may be involved by reason of having been a director or officer of the Registrant or any subsidiary thereof.

         The Registrant maintains directors and officers liability and company reimbursement insurance which, among other things (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such and (ii) provides for payment on behalf of the Registrant against such loss but only when the Registrant shall be required or permitted to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective certificate of incorporation or by-law provisions.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits

         The following exhibits are filed as part of this registration statement:

         4.1      Serologicals Corporation Stock Incentive Plan.

         5.1      Opinion of Swidler Berlin Shereff Friedman, LLP.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Swidler Berlin Shereff Friedman, LLP (included in
                  Exhibit 5.1).

         24 Power of Attorney (included in signature page to this registration statement).

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(l)(i) and (ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Norcross, State of Georgia, on this 11th day of May, 2001.

                                       SEROLOGICALS CORPORATION



                                       By: /s/ David A. Dodd
                                          -------------------------------------
                                          David A. Dodd
                                          President, Chief Executive Officer
                                          and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints David A. Dodd, Jeffrey D. Linton and Peter J. Pizzo, III, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

            Signature                                           Title                                   Date
            ---------                                           -----                                   ----



/s/ David A. Dodd                          President, Chief Executive Officer and                   May 11, 2001
-----------------------------------        Director (Principal Executive Officer)
David A. Dodd



/s/ Desmond H. O'Connell, Jr.              Chairman of the Board of Directors                       May 11, 2001
-----------------------------------
Desmond H. O'Connell, Jr.



/s/ Wade Fetzer, III                       Director                                                 May 11, 2001
-----------------------------------
Wade Fetzer, III



/s/ Gerard M. Moufflet                     Director                                                 May 11, 2001
-----------------------------------
Gerard M. Moufflet



/s/ Samuel A. Penninger, Jr.               Director                                                 May 11, 2001
-----------------------------------
Samuel A. Penninger, Jr.



/s/ George M. Shaw, M.D., Ph.D.            Director                                                 May 11, 2001
-----------------------------------
George M. Shaw, M.D., Ph.D.



/s/ Lawrence E. Tilton                     Director                                                 May 11, 2001
-----------------------------------
Lawrence E. Tilton



/s/ Matthew C. Weisman                     Director                                                 May 11, 2001
-----------------------------------
Matthew C. Weisman



/s/ Peter J. Pizzo, III                    Vice President, Finance;  Chief Financial Officer        May 11, 2001
-----------------------------------        (Principal Financial and Accounting Officer);
Peter J. Pizzo, III                        Secretary and Treasurer

                            SEROLOGICALS CORPORATION
                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX

                                                                                                                 SEQUENTIALLY
                                                                                                                   NUMBERED
EXHIBIT                                                                                                              PAGE
-------                                                                                                          ------------
4.1               Serologicals Corporation Stock Incentive Plan.                                                     8-19

5.1               Opinion of Swidler Berlin Shereff Friedman, LLP.                                                  20-21

23.1              Consent of Arthur Andersen LLP.                                                                      22

23.2              Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1).                          ---

24                Power of Attorney (included in signature page to this registration statement).                      ---